UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010 (February 19, 2010)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 24, 2010, Owens & Minor, Inc. (the “Company”) announced the promotion of Charles C. Colpo to Executive Vice President & Chief Operating Officer of the Company effective March 1, 2010. Prior to this promotion, Mr. Colpo, age 52, has served as Executive Vice President, Administration of Owens & Minor since 2008 with oversight of company operations, supplier relations, supply chain management, product development, marketing, category management and certain strategic initiatives. From 1999 to 2008, Mr. Colpo served as Senior Vice President, Operations. He has been employed by the Company in various positions since he joined the Company in 1981, including 10 years in field operations and 19 years in the corporate office.

As compensation for his services as Chief Operating Officer, Mr. Colpo will receive an annualized salary of $500,000 and a special award of 1,000 shares of restricted stock and 1,000 performance shares (in accordance with the Company’s standard grant agreements for such awards). He will continue to participate in the same compensation programs as he is currently eligible to participate in, including the Company’s annual incentive program, equity awards program and executive benefit programs.

The press release announcing Mr. Colpo’s appointment as Chief Operating Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Press Release issued by the Company on February 24, 2010 Announcing Appointment of Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 24, 2010	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on February 24, 2010 Announcing Appointment of Chief Operating Officer.